Exhibit 1.1

EXECUTION VERSION

$450,000,000

DELTA AIR LINES, INC.

2.600% Notes due 2020

Underwriting Agreement

November 28, 2017

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, North Carolina 28202

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Delta Air Lines, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $450,000,000 principal amount of its 2.600% Notes due 2020 (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of March 6, 2017 (the “Base Indenture”), among the Company, and U.S. Bank National Association, as trustee (the “Trustee”), as amended by a Supplemental Indenture to be dated as of December 5, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

ANNEX

Annex A — Time of Sale Information

Annex B — Form of Pricing Term Sheet

Annex C — Form of Opinion of Counsel for the Company

Annex D — Form of Certificate for Chief Financial Officer of the Company

Annex E — Form of Opinion of Assistant General Counsel of the Company

(i)

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.    Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-216463), including a prospectus, relating to the Securities.

At or prior to 3:35 p.m., New York City time, on November 28, 2017, the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus (as defined below) dated November 28, 2017, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed under the caption “Time of Sale Information” on Annex A hereto.

2.    Purchase and Sale of the Securities. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.487% of the principal amount of the Securities, plus, in each case, accrued interest, if any, from December 5, 2017 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)    The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)    Payment for and delivery of the Securities will be made at the offices of White & Case LLP at 10:00 A.M., New York City time, on December 5, 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)    Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)    The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the

Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Representatives or any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Company or any other person.

3.    Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)    Registration Statement and Prospectus. An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-3 (File No. 333-216463) in respect of the Securities, containing a Base Prospectus (as defined below), has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing under Rule 462(e) under the Securities Act; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; the base prospectus, dated March 6, 2017, relating to the Securities of the Company to be offered from time to time pursuant to Rule 415 under the Securities Act included in the Registration Statement (as defined below) is hereinafter called the “Base Prospectus”; the various parts of such registration statement as of the Effective Date (as defined below), including all exhibits thereto, but excluding Form T-1 (with respect to which the Company makes no representations and warranties, notwithstanding anything in this Agreement to the contrary), and the information, if any, deemed to be part of such registration statement at the time of the Effective Date, are hereinafter collectively called the “Registration Statement”; as used herein the term “Effective Date” means the effective date of the Registration Statement pursuant to Rule 430B under the Securities Act for purposes of liability under Section 11 of the Securities Act of the Company and the Underwriters with respect to the offering of the Securities; the Base Prospectus, as amended and supplemented by the preliminary prospectus supplement, dated November 28, 2017 and filed pursuant to Rule 424(b) under the Securities Act, relating to the Securities, is hereinafter called the “Preliminary Prospectus”; the Base Prospectus, as amended and supplemented by the final prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 3(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the Effective Date of the Registration Statement or the date of such prospectus; any reference to any amendment or supplement to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”.

(b)    Preliminary Prospectus. No order preventing or suspending the use of the Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue

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statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through you expressly for use therein.

(c)    Time of Sale Information. The Time of Sale Information as of the Time of Sale, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed under the caption “Issuer Free Writing Prospectus” on Annex A hereto did not, as of the time of issue on its issue date, and, to the extent not amended, modified or superseded, at all subsequent times through the Prospectus Delivery Period (as hereinafter defined) will not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Time of Sale Information as of the Time of Sale, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through you expressly for use therein.

(d)    Conform to Requirements. (i) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder; (ii) the Registration Statement did not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus did not and will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through you expressly for use therein.

(e)    Incorporated Documents. The documents incorporated by reference in the Preliminary Prospectus and the Prospectus and any amendments thereof or supplements thereto, at the time they were or hereafter are filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

(f)    Financial Statements. The consolidated financial statements incorporated by reference in the Time of Sale Information and the Prospectus and any amendments thereof or supplements thereto present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of their operations and cash flows for the periods specified and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as indicated therein, and the supporting schedules incorporated by reference in the Time of Sale Information and the Prospectus present fairly the information required to be stated therein.

(g)    No Material Adverse Change. Since the date as of which information is given in the Time of Sale Information and the Prospectus, there has been no material adverse change in, or any development known to the Company which would have a material adverse effect on, the consolidated

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financial condition or operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth or contemplated in the Time of Sale Information and the Prospectus.

(h)    Well-Known Seasoned Issuer. The Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) and is not an “ineligible issuer” pursuant to Rule 405 under the Securities Act, in each case within the time periods set forth in Rule 164(h) of the Securities Act and paragraph (2) of the definition of well-known seasoned issuer under Rule 405 of the Securities Act.

(i)    Organization and Good Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as it is now being conducted except where the failure to have such power or authority would not individually or in the aggregate have a Material Adverse Effect.

(j)    Certified U.S. Air Carrier. The Company (i) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a), (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, (iii) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102 and (iv) is duly qualified as a foreign corporation for the transaction of business and in good standing under the laws of each jurisdiction (other than the State of Delaware) in which the Company has intrastate routes, or has a principal office or major overhaul facility and where the failure to so qualify would have a Material Adverse Effect; and each material subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

(k)    Capitalization. The Company has the capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(l)    Due Authorization. This Agreement, the Securities and the Indenture to which the Company is, or is to be, a party have each been duly authorized by the Company. This Agreement and the Securities and the Indenture to which the Company is, or is to be, a party, have been or will be at or prior to the Closing Date, duly executed and delivered by the Company. This Agreement, the Securities and the Indenture to which the Company is, or is to be, a party, when duly executed and delivered by the Company, assuming that such documents constitute the legal, valid and binding obligations of each other party thereto, constitute or will constitute the legal, valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity. The Agreement, the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Time of Sale Information and the Prospectus and any amendments thereof or supplements thereto, to the extent described therein. The Indenture will conform in all material respects to the requirements of the Trust Indenture Act

(m)    The Securities. The Securities when duly executed and delivered by the Company and when duly authenticated by the Trustee in accordance with the terms of the Indenture, will be duly issued under the Indenture and will constitute the legal, valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting

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enforcement of creditors’ rights generally and by general principles of equity; and, as so limited, the holders thereof will be entitled to the benefits of the Indenture.

(n)    Descriptions of Laws. The statements set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the headings “Certain U.S. Federal Income Tax Consequences” and “Underwriting”, insofar as such statements purport to summarize the laws and legal matter referred to therein, constitute accurate summaries thereof in all material respects.

(o)    No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)    No Conflicts. The execution and delivery by the Company of this Agreement, the Securities and the Indenture to which the Company is, or is to be, a party, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, violations and defaults as would not have a Material Adverse Effect, and that would not affect the validity of the Securities), nor will such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or Bylaws of the Company, or any statute or any order, rule or regulation of any court or governmental agency or body, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties; and except as disclosed in the Time of Sale Information and the Prospectus, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, issuance and delivery of the Securities, the valid authorization, execution, delivery and performance by the Company of this Agreement and the Indenture to which the Company is, or is to be, a party, or the consummation by the Company of the transactions contemplated by this Agreement, the Securities and the Indenture to which the Company is, or is to be, a party, except such as are required under the Blue Sky or securities laws of the various states.

(q)    Legal Proceedings. Other than as set forth in the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, in the reasonable judgment of the Company, individually or in the aggregate, are likely to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(r)    Independent Accountants. Ernst & Young LLP, which reported on certain annual consolidated financial statements of the Company incorporated by reference in the Time of Sale Information and the Prospectus, are an independent registered public accounting firm as required by the Securities Act and the rules and regulations thereunder.

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(s)    Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(t)    Licenses and Permits. Except as described in the Time of Sale Information and the Prospectus, the Company and each material subsidiary possess all licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except to the extent that the failure to possess such licenses, certificates, authorizations or permits would not have a Material Adverse Effect; and to the Company’s knowledge neither the Company nor any Significant Subsidiary (as defined in Registration S-X under the Securities Act) has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, with respect to which any unfavorable decision, ruling or finding would, individually or in the aggregate, result in a Material Adverse Effect.

(u)    No Labor Disputes. Except as otherwise disclosed in the Time of Sale Information and the Prospectus, no labor problem or dispute with the employees of the Company or any of its subsidiaries, that could reasonably be expected to have a Material Adverse Effect, exists or, to the knowledge of the Company, is threatened.

(v)    Certain Environmental Matters. Except as otherwise disclosed in the Time of Sale Information and the Prospectus, (i) the Company and its subsidiaries are in compliance with any and all applicable foreign, federal, state and local laws, regulations, consent orders and consent decrees, to which the Company or any of its subsidiaries is a party, relating to the protection of human health (to the extent related to exposure to hazardous or toxic substances or wastes, pollutants or contaminants, including petroleum products and by-products), the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including petroleum products (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) the Company and its subsidiaries have not received notice of, or assumed via contract or, to the Company’s knowledge, operation of law, any actual or potential liability for the investigation or remediation of any exposure to, or disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, including petroleum products, and (iv) with respect to the Trainer refinery located in the boroughs of Marcus Hook and Trainer, Pennsylvania (the “Trainer Refinery”) by the Company’s wholly-owned subsidiary, Monroe Energy, LLC (“Monroe”), Monroe has been provided, subject to certain limitations, an indemnity regarding certain known and unknown environmental conditions, at, on, under or emanating from, or relating to the Trainer Refinery, except regarding each of the foregoing clauses (i) through (iv), as would not, individually or in the aggregate, result in a Material Adverse Effect.

(w)    Disclosure Controls. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to provide reasonable assurance that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(x)    Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain

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accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Information and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness identified by management or by the Company’s auditors and communicated to management in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(y)    Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks (x) as are adequate to protect the Company and its subsidiaries and their respective businesses and (y) as is customary for major U.S. airlines operating similar flight equipment over similar routes; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(z)    No Unlawful Payments. Neither the Company nor any of its subsidiaries or affiliates, nor to the Company’s knowledge after due inquiry, any director, officer, employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in material compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(aa)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(bb)    No Conflicts with Sanctions Laws. (i) Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(1)	the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security

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Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(2)	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(1)	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, except to the extent licensed by OFAC or otherwise authorized under applicable law; or

(2)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(cc)    No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(dd)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ee)    No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(ff)    No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(gg)    Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(hh)    Statistical and Market Data. Any statistical and market-related data included in the Time of Sale Information and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources where required.

4.    Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)    Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly

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all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)    Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)    Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)    Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, any of the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the

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Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)    Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)    Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference therein will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)    Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)    Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)    Clear Market. During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

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(j)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(k)    DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)    It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(a) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Company.

(b)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

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(c)    No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)    No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)    Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Section 3(c) and 3(a) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above; provided, however, such officer need not certify as to the judgment of the Representatives with respect to paragraph (d) above; and provided, further, such certification shall be made solely in such officer’s capacity as an officer of the Company and not as an individual.

(f)    Comfort Letters. (i) On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date; and (ii) on the date of this Agreement and on the Closing Date, the Company shall have furnished to the Representatives a certificate, addressed to the Representatives, of Paul Jacobson, Executive Vice President and Chief Financial Officer of the Company, with respect to certain financial data contained in the Registration Statement, the Time of Sale Information and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.

(g)    Opinion of the Assistant General Counsel of the Company. Alan T. Rosselot, Assistant General Counsel of the Company, shall have furnished to the Representatives and addressed to the Underwriters, an opinion and a separate negative assurance letter, each dated as of the Closing Date, to the effect set forth in Annex E hereto.

(h)    Opinion and 10b-5 Statement of Counsel for the Company. Kilpatrick Townsend & Stockton LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the

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Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(i)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of White & Case LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k)    Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(l)    DTC. The Securities shall be eligible for clearance and settlement through DTC.

(m)    Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(n)    Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.    Indemnification and Contribution

(a)    Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers, as well as any affiliate’s officers and directors, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages

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or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Prospectus and the Prospectus: the second and third sentences of the third paragraph, the third sentence of the seventh paragraph, the eighth paragraph and the second and third sentences of the tenth paragraph under the caption “Underwriting.”

(b)    Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Prospectus and the Prospectus: the second and third sentences of the third paragraph, the third sentence of the seventh paragraph, the eighth paragraph and the second and third sentences of the tenth paragraph under the caption “Underwriting.”

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred upon receipt by the Indemnifying Person of an invoice therefor. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred upon receipt by the Indemnifying Person of an invoice

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therefor. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request; (ii) the Indemnifying Person shall have received notice of the terms of such settlement at least 20 days prior to such settlement being entered into; and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to

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contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.    Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.    Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the

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principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of its expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.    Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)    If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement other than Section 10, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel upon the receipt by the Company of an invoice therefor) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter (and the directors and officers of such affiliates) referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

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13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.    Miscellaneous.

(a)    Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005 (fax: +1 646-374-1071); Attention: Debt Capital Markets Syndicate, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005 (fax: +1 ###-##-####); Attention: General Counsel. Notices to the Company shall be given to it at Delta Air Lines, Inc., Dept. 856, 1030 Delta Boulevard, P.O. Box 20574, Atlanta, GA 30320-2574, (fax: +1 404-715-4862); Attention: Treasurer.

(c)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)    Submission to Jurisdiction. The Company hereby submits to the nonexclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(e)    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

18

(g)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

DELTA AIR LINES, INC.

By:	/s/ Kenneth W. Morge II
Name: Kenneth W. Morge II
Title: Vice President & Treasurer

Accepted: As of the date first written above

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Dennis Eisele
Name: Dennis Eisele
Title: Managing Director

By:	/s/ Anguel Zaprianov
Name: Anguel Zaprianov
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Kenneth Chang
Name: Kenneth Chang
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jay Johnston
Name: Jay Johnston
Title: Managing Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Charles P. Carpenter
Name: Charles P. Carpenter
Title: Senior Vice President

SCHEDULE 1

Underwriter	Principal Amount of Securities
Barclays Capital Inc.	$60,750,000
Citigroup Global Markets Inc.	$60,750,000
Deutsche Bank Securities Inc.	$60,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$60,750,000
U.S. Bancorp Investments, Inc.	$60,750,000
BNP Paribas Securities Corp.	$24,750,000
Credit Agricole Securities (USA) Inc.	$24,750,000
Credit Suisse Securities (USA) LLC	$24,750,000
Fifth Third Securities, Inc.	$24,750,000
Wells Fargo Securities, LLC	$24,750,000
BBVA Securities Inc.	$7,500,000
Siebert Cisneros Shank & Co., L.L.C.	$7,500,000
The Williams Capital Group, L.P.	$7,500,000

Total	$450,000,000

Sch 1-1

ANNEX A

Time of Sale Information

•	Pricing Term Sheet, dated November 28, 2017, substantially in the form of Annex B.

A-1

ANNEX B

Issuer Free Writing Prospectus filed pursuant to Rule 433

Registration Statement No. 333-216463

Pricing Term Sheet

Dated November 28, 2017

DELTA AIR LINES, INC.

2.600% Notes Due 2020

Issuer:	Delta Air Lines, Inc.
Size:	$450,000,000
Maturity Date:	December 4, 2020
Coupon:	2.600%
Price:	99.937% of face amount
Yield to Maturity:	2.622%
Spread to Benchmark Treasury:	+78 basis points
Benchmark Treasury:	1.750% UST due November 15, 2020
Benchmark Treasury Price and Yield:	99-23+; 1.842%
Interest Payment Dates:	June 4 and December 4, commencing June 4, 2018
Optional Redemption:	The Notes will be redeemable, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 12.5 basis points, plus, in each case, accrued and unpaid interest on the principal amount of the Notes to be redeemed to the date of redemption.
Settlement Date:	T+5; December 5, 2017
CUSIP:	247361 ZL5
ISIN:	US247361ZL55
Ratings (Moody’s / S&P / Fitch)*:	Baa3 / BB+ / BBB-
Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
Joint Book-Running Managers:

Barclays Capital Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

U.S. Bancorp Investments, Inc.

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Fifth Third Securities, Inc.

Wells Fargo Securities, LLC

B-1

Co-Managers:	BBVA Securities Inc. Siebert Cisneros Shank & Co., L.L.C. The Williams Capital Group, L.P.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

The issuer has filed a registration statement (including a base prospectus and preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the base prospectus and preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at (888) 603-5847, Citigroup Global Markets Inc. at (800) 831-9146, Deutsche Bank Securities Inc. at (800) 503-4611, Merrill Lynch, Pierce, Fenner & Smith at (800) 294-1322, or U.S. Bancorp Investments, Inc. at (877) 558-2607.

B-2

ANNEX C

Form of Opinion of Counsel for the Company

(1)    (a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; (b) the Indenture has been qualified under the Trust Indenture Act; (c) the Preliminary Prospectus and the Prospectus were filed with the Commission pursuant Rule 424(b) under the Securities Act; and (d), to the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company, and, to the knowledge of such counsel, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or threatened by the Commission.

(2)    The Registration Statement and the Prospectus (other than the Statement of Eligibility and Qualification under the Trust Indenture Act on Form T-1 filed as an exhibit to the Registration Statement (the “Form T-1”), the financial statements and related schedules, and other financial data included therein, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Securities Act.

(3)    The Indenture has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms; and the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(4)    The Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated as provided in the Indenture and paid for as provided in this Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

(5)    This Agreement has been duly authorized, executed and delivered by the Company.

(6)    No consent, approval, authorization, order, registration or qualification of or with any governmental or regulatory authority or, to the knowledge of such counsel, any court or arbitrator, is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(7)    The statements in each of the Time of Sale Information and the Prospectus under the heading “Certain Federal Income Tax Considerations”, to the extent that they constitute summaries of matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects.

C-1

(8)    The descriptions in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Description of Notes” and “Description of the Debt Securities”, respectively, insofar as such statements purport to summarize certain provisions of the Indenture and the Securities, fairly summarize such provisions in all material respects.

(9)    The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(10)    The documents incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules, and other financial data included therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Information and such counsel has made no independent check or verification thereof, the Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale (which such counsel may assume to be the date of this Agreement), contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, in each case, the Form T-1 filed as an exhibit to the Registration Statement and the financial statements, and related schedules, and other financial information contained or incorporated by reference therein, as to which such counsel need express no belief).

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

The opinion of Kilpatrick Townsend & Stockton LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein

C-2

ANNEX D

Form of Officer’s Certificate with Respect to

Certain Information in the Registration Statement and Prospectus

I, Paul A. Jacobson, Executive Vice President and Chief Financial Officer of Delta Air Lines, Inc., a Delaware corporation (the “Company”), DO HEREBY CERTIFY, solely in my representative capacity on behalf of the Company and not in my personal capacity, that:

1.	I have read certain information included or incorporated by reference in the registration statement on Form S-3 (File No. 333-216463) (the “Registration Statement”), including the base prospectus dated March 6, 2017 (the “Base Prospectus”), the preliminary prospectus supplement dated November 28, 2017 (the “Preliminary Prospectus Supplement”) and the pricing term sheet dated November 28, 2017 (the “Time of Sale Information”) related to the offering of 2.600% Notes due 2020 of the Company (the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement and the Time of Sale Information, collectively, the “Registration Statement”; the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement and the Time of Sale Information, the “Prospectus”) which information is circled on the pages from the Registration Statement (including documents incorporated therein) attached hereto as Exhibit A;

2.	I or Company personnel under my supervision have performed with respect to the information specified in Exhibit A certain procedures to confirm the accuracy of such information;

3.	To the best of my knowledge, the information specified in Exhibit A was correct in all material respects as of the date of the Prospectus and is correct in all material respects as of the date hereof.

D-1

IN WITNESS WHEREOF, I have executed this Certificate this          day of November, 2017.

By:
	Name:	Paul A. Jacobson
	Title:	Executive Vice President and Chief Financial Officer

D-2

ANNEX E

[DELTA INTERNAL COUNSEL UNDERWRITING AGREEMENT OPINION]

[DELTA LETTERHEAD]

[Month Day], 2017

To Each of the Addressees Listed on

Schedule A Attached Hereto:

Re:	Delta Air Lines, Inc., 2.600% Notes Due 2020

Ladies and Gentlemen:

I am Assistant General Counsel of Delta Air Lines, Inc., a Delaware corporation (the “Company”), and have acted as such in connection with the issuance by the Company of 2.600% Notes due 2020 (the “Securities”) and in connection with the preparation, execution and delivery of the Underwriting Agreement, dated November 28, 2017 (the “Underwriting Agreement”), between the Company and Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc., as representatives of the several underwriters, and the other underwriters named therein (collectively, the “Underwriters”). I have also acted as such in connection with the preparation, execution and delivery of the indenture dated March 6, 2017, to which the Company and U.S. Bank National Association, as trustee, is, or is to be, a party (the “Base Indenture”), as amended by a Supplemental Indenture to be dated as of December 5, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). I am rendering this opinion pursuant to Section 6(g) of the Underwriting Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

As used herein, the following terms have the following meanings: The term “Registration Statement” means the registration statement on Form S-3 (Registration No. 333-216463) of the Company filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”), for the registration under the 1933 Act of the offer and sale of the Securities, on the date such registration statement is deemed to be effective pursuant to Rule 430B under the 1933 Act for purposes of liability under Section 11 of the 1933 Act of the Company and the Underwriters (which, for purposes hereof, is deemed to be 3:35 p.m. New York City time on November 28, 2017) (the “Effective Date”), including the information deemed to be a part of such registration statement as of the Effective Date pursuant to Rule 430B under the 1933 Act and the documents incorporated by reference therein. The term “Base Prospectus” means the base prospectus relating to the Securities, dated March 6, 2017 filed as part of the Registration Statement. The term “Preliminary Prospectus Supplement” means the preliminary prospectus supplement, dated November 28, 2017, relating to the Securities, in the form filed with the SEC pursuant to Rule 424(b) under the 1933 Act, including the documents incorporated by reference therein. The term “Preliminary Prospectus” means the Base Prospectus, as supplemented by, and together with, the Preliminary Prospectus Supplement, in the forms filed with the SEC pursuant to Rule 424(b) under the 1933 Act, including the documents incorporated by reference therein. The term “Final Prospectus Supplement” means the final prospectus supplement, dated November 28, 2017, relating to the Securities, in the form filed with the SEC pursuant to Rule 424(b) under the 1933 Act, including the documents incorporated by reference therein. The term “Final Prospectus” means the Base Prospectus, as supplemented by, and together with, the Final Prospectus Supplement, in the forms filed with the SEC pursuant to Rule 424(b) under the 1933 Act, including the documents incorporated by reference therein. The term “Final Term Sheet” means the final term sheet relating to the Securities in the form filed with the SEC pursuant to Rule 433 under the 1933 Act on November 28, 2017.

In so acting, I or other counsel under the general supervision of the Chief Legal Officer of the Company have examined the Registration Statement, the Final Prospectus, the Preliminary Prospectus, the Final Term Sheet, the Underwriting Agreement, the Indenture and the Securities, and have also examined and relied upon the representations and warranties contained therein or made pursuant thereto as to factual matters, and on certificates of officers of the Company and of public officials as to factual matters, and upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents and other instruments as in my judgment are necessary or advisable to enable me to render the opinion expressed below. In all such examinations, I have assumed the genuineness of all signatures (other than those on behalf of the Company), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, I have assumed the same to have been properly given and to be accurate. I have also assumed that all documents and instruments executed by the parties to this transaction (other than the Company) have been duly and validly executed and delivered by such parties; that the agreements entered into as part of this transaction are the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their terms; and that such parties have obtained all required consents, permits and approvals required to enter into and perform such documents and instruments. In rendering this opinion, I have consulted with such other attorneys in the legal department of the Company as I have deemed appropriate.

Based on the foregoing and subject to the assumptions and qualifications set forth below, I am of the following opinion:

1.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and to conduct its business as it is now being conducted, except where the failure to have such power or authority would not individually or in the aggregate have a material adverse effect on the consolidated financial condition or operations of the Company and its subsidiaries, taken as a whole.

2.    The Company is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a), as amended, and is in good standing in its jurisdiction of incorporation and has been duly qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction in the United States of America in which it has intrastate routes or has a principal office or major overhaul facility (other than that of its jurisdiction of incorporation) and where the failure to so qualify would have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole. The Company holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code pursuant to which the Company is authorized to operate the Aircraft and the Company is a “citizen of the United States” as defined in 49 U.S.C. Section 40102.

3.    The Company has authorized capital stock as set forth in the Final Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

4.    Each material subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, and all of the issued shares of capital stock or membership interests of each such subsidiary are owned directly or indirectly by the Company.

5.    The Company has the corporate power and authority under Delaware law to perform its obligations under the Underwriting Agreement, Indenture and Securities.

6.    Each document filed pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) and incorporated by reference in the Preliminary Prospectus, together with the information in the Final Term Sheet, or the Final Prospectus (except in each case for the financial statements and related schedules and other financial data included or incorporated by reference therein, as to which I express no opinion) appeared on its face, as of its respective filing date, to comply as to form in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder.

7.    Each of the Underwriting Agreement, Indenture and Securities has been duly authorized, validly executed and delivered by the Company.

8.    The execution and delivery by the Company of the Underwriting Agreement, the Indenture and the Securities, the consummation by the Company of the transactions therein contemplated and in the manner therein contemplated and compliance by the Company with the terms thereof, do not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, violations and defaults that would not have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole, and that would not affect the validity of the Securities), nor will such actions result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or Bylaws of the Company, or any statute or rule or regulation known to me of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties.

9.    No consent, approval, authorization, order, registration (other than the registration of the Securities under the 1933 Act, which has been effected, and the Trustee’s statement of eligibility on Form T-1 filed as an exhibit to the Registration Statement) or qualification of or with any court or governmental agency or body is required for the valid authorization, issuance, sale and delivery of the Securities, the valid authorization, execution, delivery and performance by the Company of the Underwriting Agreement and the Indenture to which the Company is, or is to be, a party, or the consummation by the Company of the transactions contemplated by the Underwriting Agreement and the Indenture, except such as are required under the securities or Blue Sky laws of the various states.

10.    I have no reason to believe that the statements in the Preliminary Prospectus, together with the information in the Final Term Sheet, and the Final Prospectus with respect to statutes, administrative orders and regulations and legal and governmental proceedings do not fairly and accurately present in all material respects the information required to be set forth therein. I express no opinion as to the matters to be addressed in paragraphs 7 and 8 of the opinion of Kilpatrick, Townsend & Stockton LLP set forth in Annex C of the Underwriting Agreement or with respect to statutes, administrative orders and regulations set forth under the heading “Underwriting” in the Preliminary Prospectus and the Final Prospectus. There are, to the best of my knowledge, no statutes, administrative orders or regulations or legal or governmental proceedings required to be described in the Preliminary Prospectus, together with the information in the Final Term Sheet, and the Final Prospectus which are not described as required, nor any contracts or documents of a character required to be described in the Final Prospectus that are not so described or filed as required.

11.    There are various legal or governmental proceedings pending to which the Company or certain of its subsidiaries is a party or to which property of the Company or certain of its subsidiaries is subject. Although the ultimate outcome of these proceedings cannot be predicted with certainty, to the best of my knowledge after reasonable investigation, there are no such legal or governmental proceedings pending which, individually or in the aggregate, are likely to have a material adverse effect on the consolidated financial condition, results of operations or liquidity of the Company and its subsidiaries, taken as a whole; and to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

12.    The statements in the Preliminary Prospectus, together with the information in the Final Term Sheet, and the Final Prospectus as to the route system which the Company presently operates or is authorized to operate are correct in all material respects and no authorization of the Company to operate any such route is the subject of any “show cause” or other order of, or any proceeding before, or any investigation by, the Department of Transportation (other than proceedings for the granting or renewal of temporary certificates or exemption rights) which in my opinion is reasonably likely to result in a final order impairing the validity of such certificates or exemption orders.

The foregoing opinions are subject to the qualification that neither I nor other counsel under the general supervision of the Chief Legal Officer of the Company have independently investigated or verified the accuracy of statistical information contained in the Preliminary Prospectus, the Final Term Sheet and the Final Prospectus or the documents incorporated by reference therein. I am qualified to practice law in the State of Georgia, and I do not express any opinion herein concerning the laws of any jurisdiction other than the laws of the State of Georgia, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Further, I do not express any opinion regarding the securities laws in any jurisdiction (other than with respect to the opinions expressed in paragraphs 6 and 10) or with respect to the Employee Retirement Income Security Act of 1974, as amended. All references in this opinion to Federal laws are to the Federal laws of the United States.

This opinion letter is limited to the matters stated, and no opinion is implied or may be inferred beyond those opinions expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and I assume no responsibility to advise you of changes in law, facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify such opinions. The opinions expressed herein are solely for the benefit of the addressees of this opinion letter, and without my prior written consent may not be relied on in any other context, quoted in whole or in part or otherwise referred to in any legal opinion, document, or other report, or furnished to any other person or entity, except that you may provide a copy of this opinion letter (i) to bank examiners and other regulatory authorities should they request in connection with their normal examinations; (ii) to your and their independent auditors and attorneys; (iii) pursuant to orders or legal process or any court or governmental agency or (iv) in connection with any legal action to which you are a party arising out of the transactions contemplated by the Underwriting Agreement; provided that, in connection with the transactions contemplated by the Underwriting Agreement, each of Kilpatrick Townsend & Stockton LLP, U.S. Bank National Association and White & Case LLP may receive a copy of this letter and rely on the opinions set forth herein.

Sincerely,

Alan T. Rosselot

Assistant General Counsel

Delta Air Lines, Inc.

SCHEDULE A

Barclays Capital Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

U.S. Bancorp Investments, Inc.

As Representatives of the

several Underwriters listed

in Schedule 1 to the Underwriting Agreement

[DELTA NEGATIVE ASSURANCE LETTER]

[DELTA LETTERHEAD]

[Month Day], 2017

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, North Carolina 28202

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

Re:	Delta Air Lines, Inc., 2.600% Notes Due 2020

Ladies and Gentlemen:

I am Assistant General Counsel of Delta Air Lines, Inc., a Delaware corporation (the “Company”), and have acted as such in connection with the issuance and sale today of $450,000,000 principal amount of its 2.600% Notes due 2020 (the “Securities”) to Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc., as representatives of the several underwriters, and the other underwriters named in Schedule 1 (collectively, the “Underwriters”) to the Underwriting Agreement dated November 28, 2017 (the “Underwriting Agreement”) between the Company and Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc., as representatives of the Underwriters. The Securities will be issued under an indenture, dated as of March 6, 2017, between the Company and U.S. Bank National Association as trustee (the “Trustee”). I am delivering this letter to you pursuant to Section 6(g) of the Underwriting Agreement.

As used herein, the following terms have the following meanings: The term “Registration Statement” means the registration statement on Form S-3 (Registration No. 333-216463) of the Company filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”), for the registration under the 1933 Act of the offer and sale of Securities, on the date such registration statement is deemed to be effective pursuant to Rule 430B under the 1933 Act for purposes of liability under Section 11 of the 1933 Act of the Company and the Underwriters (which, for purposes hereof, is deemed to be 3:35 p.m. New York City time on November 28, 2017) (the “Effective Date”), including the information deemed to be a part of such registration statement as of the Effective Date pursuant to Rule 430B under the 1933 Act and the documents incorporated by reference therein. The term “Base Prospectus” means the base prospectus of the Company, dated March 6, 2017, filed as part of the Registration Statement. The term “Preliminary Prospectus Supplement” means the preliminary prospectus supplement, dated November 28, 2017, relating to the Securities, in the form filed with the SEC pursuant to Rule 424(b) under the 1933 Act, including the documents incorporated by reference therein. The term “Preliminary Prospectus” means the Base Prospectus, as supplemented by, and together with, the Preliminary Prospectus Supplement, in the forms filed with the SEC pursuant to Rule 424(b) under the 1933 Act, including the documents incorporated by reference therein. The term “Final Prospectus Supplement” means the final prospectus supplement, dated November 28, 2017, relating to the Securities, in the form filed with the SEC pursuant to Rule 424(b) under the 1933 Act, including the documents incorporated by reference therein. The term “Final Prospectus” means the Base Prospectus, as supplemented by, and together with, the Final Prospectus Supplement, in the forms filed with the SEC pursuant to Rule 424(b) under the 1933 Act, including the documents incorporated by reference therein. The term “Time of Sale Information” means, collectively, the Preliminary Prospectus and the final term sheet relating to the Securities in the form filed with the SEC pursuant to Rule 433 under the 1933 Act on November 28, 2017. The term “Underwriter Information” means all statements or omissions made in the Registration Statement, the Preliminary Prospectus, the Final Prospectus or the Time of Sale Information in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein as specified in Section 7 of the Underwriting Agreement.

I or other counsel under the general supervision of the Chief Legal Officer of the Company have reviewed and discussed the contents of the Registration Statement, the Preliminary Prospectus, the Final Prospectus and the Time of Sale Information (other than the Underwriter Information) with certain officers and employees of the Company, the Company’s outside counsel and representatives of the Company’s independent accountants. I have not myself checked the accuracy, completeness or fairness of, or otherwise verified, and am not passing upon and assume no responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Preliminary Prospectus, the Final Prospectus, the Time of Sale Information or the documents incorporated by reference in any of the foregoing, and have made no independent check or verification thereof.

On the basis of the foregoing, I advise you that no facts have come to my attention that have caused me to believe that (a) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Time of Sale Information, as of 3:35 p.m., New York City time, on November 28, 2017, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Final Prospectus, as of its date and as of the date and time of the delivery of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that in each case, I express no belief as to (1) the financial statements, the related notes and schedules, and other financial (including accounting) data or information contained in or omitted from the Registration Statement, the Final Prospectus or the Time of Sale Information, (2) the Statement of Eligibility of the Trustee on Form T-1 filed as an exhibit to the Registration Statement, or (3) or the Underwriter Information.

This letter is solely for your benefit and, without my prior written consent, neither my beliefs nor this letter may be disclosed to or relied upon by any other person or entity, except that you may provide a copy of this opinion letter (i) to bank examiners and other regulatory authorities should they request in connection with their normal examinations; (ii) to your and their independent auditors and attorneys; (iii) pursuant to orders or legal process or any court or governmental agency or (iv) in connection with any legal action to which you are a party arising out of the transactions contemplated by the Underwriting Agreement. This letter is limited to the matters stated herein and no views are implied or may be inferred beyond the matters expressly stated herein. The beliefs expressed herein are rendered only as of the date hereof, and I assume no responsibility to advise you of facts, circumstances, changes in law or other events or developments that hereafter may occur or be brought to my attention and that may alter, affect or modify the beliefs expressed herein.

Sincerely,

Alan T. Rosselot

Assistant General Counsel

Delta Air Lines, Inc.